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Rise Gold Provides Litigation Update

May 20, 2026 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (the "Company") announces that the United States District Court, Eastern District of California, has ruled in favor of Community Environmental Advocates ("CEA") and has granted Summary Judgment in Case Number 2:24-cv-03643.  As previously disclosed in the Company's regulatory filings, CEA brought suit against Rise Grass Valley Inc. ("Rise"), a subsidiary of the Company, alleging that Rise is responsible for pollutants entering into a local creek without a permit, in violation of the Clean Water Act, 33 U.S.C. 1311 (a), 1365 (a), and 1365 (f).

The suit alleges that three discharges containing metals, including arsenic, come from water from historic Idaho-Maryland mine shafts.  Rise does not own the surface drains.  Nor does Rise own the top two hundred vertical feet of ground where the shafts are located.  The mine shafts in question were decommissioned long ago and covered up with buildings located on top of them.  No sampling of water in the mine shafts has occurred below 200 feet of the surface where the alleged discharges are occurring.  Rise has sampled water in the mine at the New Brunswick shaft, and no arsenic was detected.  The bedrock near the alleged discharge locations points is comprised of serpentinite, which contains significant quantities of naturally occurring arsenic. The near-surface bedrock is highly fractured, allowing rain and ground water to dissolve the arsenic.  The bedrock becomes more competent at depth, where the Rise's mine workings are located.  Rise's water samples also show that the water at depth is deoxygenated.  Since acid rock drainage requires oxygen, it is unlikely that water in the mine is picking up arsenic and other metals.  The alleged discharges also notably include other pollutants like E. Coli, coliform, and toluene, none of which could have originated from the mine.

A summary judgment proceeding requires the judge to construe any disputed facts in favor of the non-moving party.  Rise disputes the allegation that the water in the mine below 200 feet is causing any discharge that violates the Clean Water Act.  Rise also notes that there is no evidence that the culvert alleged discharging the water is connected to the shaft.  Nor is there any evidence that the shaft, which was decommissioned a century ago, remains connected to the mine workings.

David Watkinson, CEO of Rise Gold, commented: "The Clean Water Act requires an addition of pollutants to create liability. The CEA did not show nor even attempt to show that the metals being deposited into the creek originated from mining operations.  The plaintiff also ignores that known pollutants that are allegedly being added could not have come from the mine.  By assuming that the CEA's allegations are true, the judge misapplied the standard for summary judgment."

Rise acquired the Idaho-Maryland Property and its mineral estate in 2017, and the discharges at issue were allegedly occurring prior to Rise acquiring the property and mineral estate.  Rise submitted a Permit Application to dewater and reopen the Idaho-Marland Mine in November 2019.  The Project would include an NPDES Permit and a water treatment plant. Nevada County denied the project's Environmental Impact Report ("EIR") and Conditional Use Permit in 2024.

Rise management and its lawyers are reviewing the ruling.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

For further information, please contact:

RISE GOLD CORP.

345 Crown Point Circle, Suite 600

Grass Valley, CA 95945

T: (530) 271-0679 Ext 101

ceo@risegoldcorp.com
www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.